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                                                                       EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF JULY 20, 1994

                                  BY AND AMONG

                             THE ACTAVA GROUP INC.,

                       DIVERSIFIED PRODUCTS CORPORATION,

                            HUTCH SPORTS USA, INC.,

                           NELSON/WEATHER-RITE, INC.,

                         WILLOW HOSIERY COMPANY, INC.,

                                      AND

                          ROADMASTER INDUSTRIES, INC.
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                               TABLE OF CONTENTS

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                                        ARTICLE I
                                      THE EXCHANGES
  Section 1.1 The Exchanges.........................................................
  Section 1.2 Transfer of Shares....................................................
  Section 1.3 Closing...............................................................
                                        ARTICLE II
                         REPRESENTATIONS AND WARRANTIES OF ACTAVA
  Section 2.1 Organization and Qualification........................................
  Section 2.2 Authority; Non-Contravention; Approvals...............................
  Section 2.3 Ownership of the Sports Subsidiaries Stock............................
                                       ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF ACTAVA AND THE SPORTS SUBSIDIARIES
  Section 3.1 Organization and Qualification........................................
  Section 3.2 Capitalization........................................................
  Section 3.3 Subsidiaries..........................................................
  Section 3.4 Authority; Non-Contravention; Approvals...............................
  Section 3.5 Reports and Financial Statements......................................
  Section 3.6 Absence of Undisclosed Liabilities....................................
  Section 3.7 Absence of Certain Changes or Events..................................
  Section 3.8 Litigation............................................................
  Section 3.9 Transfer Claims.......................................................
  Section 3.10 No Violation of Law...................................................
  Section 3.11 Compliance with Agreements............................................
  Section 3.12 Taxes.................................................................
  Section 3.13 Employee Benefit Plans; ERISA.........................................
  Section 3.14 Investment Company Act................................................
  Section 3.15 Labor Controversies...................................................
  Section 3.16 Environmental Matters.................................................
  Section 3.17 Certain Agreements....................................................
  Section 3.19 Affiliate Transactions................................................
  Section 3.20 Proxy Statement.......................................................
  Section 3.21 Materiality...........................................................
                                        ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF ROADMASTER
  Section 4.1 Organization and Qualification........................................
  Section 4.2 Capitalization........................................................
  Section 4.3 Subsidiaries..........................................................
  Section 4.4 Authority; Non-Contravention; Approvals...............................
  Section 4.5 Reports and Financial Statements......................................
  Section 4.6 Absence of Undisclosed Liabilities....................................
  Section 4.7 Absence of Certain Changes or Events..................................
  Section 4.8 Litigation............................................................
  Section 4.9 Transfer Claims.......................................................
  Section 4.10 No Violation of Law...................................................
  Section 4.11 Compliance with Agreements............................................
  Section 4.12 Taxes.................................................................
  Section 4.13 Employee Benefit Plans; ERISA.........................................
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  Section 4.14 Investment Company Act................................................
  Section 4.15 Labor Controversies...................................................
  Section 4.16 Environmental Matters.................................................
  Section 4.17 Certain Agreements....................................................
  Section 4.18 Properties............................................................
  Section 4.19 Affiliate Transactions................................................
  Section 4.20 Proxy Statement.......................................................
  Section 4.21 Materiality...........................................................
                                        ARTICLE V
                        CONDUCT OF BUSINESS PENDING THE EXCHANGES
  Section 5.1 Conduct of Business by the Sports Subsidiaries Pending the
              Exchanges.............................................................
  Section 5.2 Conduct of Business by Roadmaster Pending the Exchanges...............
  Section 5.3 Acquisition Transactions..............................................
  Section 5.4 Access to Information.................................................
                                        ARTICLE VI
                                  ADDITIONAL AGREEMENTS
  Section 6.1 Public Announcements..................................................
  Section 6.2 Shareholders' Approval; Proxy Statement...............................
  Section 6.3 Expenses..............................................................
  Section 6.4 Agreement to Cooperate................................................
  Section 6.5 Stock Exchange Listing................................................
  Section 6.6 Insurance Coverage....................................................
  Section 6.7 Releases..............................................................
  Section 6.8 Additional Income Tax Matters.........................................
  Section 6.9 Intercompany Accounts.................................................
  Section 6.10 Employee Benefits Matters.............................................
  Section 6.11 Financial Statements..................................................
  Section 6.12 Products Liability....................................................
  Section 6.13 Satisfaction of Indemnity With Roadmaster Common Stock................
  Section 6.14 Certain Environmental Matters.........................................
                                       ARTICLE VII
                                        CONDITIONS
  Section 7.1 Conditions to Each Party's Obligation to Effect the Exchanges.........
  Section 7.2 Conditions to Obligation of Actava to Effect the Exchanges............
  Section 7.3 Conditions to Obligations of Roadmaster to Effect the Exchanges.......
                                       ARTICLE VIII
                            TERMINATION, AMENDMENT AND WAIVER
  Section 8.1 Termination...........................................................
  Section 8.2 Effect of Termination.................................................
  Section 8.3 Amendment.............................................................
  Section 8.4 Waiver................................................................
                                        ARTICLE IX
                                    GENERAL PROVISIONS
  Section 9.1 Survival..............................................................
  Section 9.2 Brokers...............................................................
  Section 9.3 Notices...............................................................
  Section 9.4 Interpretation........................................................
  Section 9.5 Miscellaneous.........................................................
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  Section 9.6 Counterparts..........................................................
  Section 9.7 Parties in Interest...................................................
  Section 9.8 Schedules.............................................................
                                          EXHIBITS
Exhibit A   Opinion of Counsel to Roadmaster
Exhibit B   Registration Rights Agreement
Exhibit C   Shareholders Agreement
Exhibit D   Employment Agreement for Henry Fong
Exhibit E   Employment Term Sheet for Edward E. Shake
Exhibit F   Roadmaster Restated Certificate of Incorporation
Exhibit G   Roadmaster Amended and Restated By-laws
Exhibit H   Environmental Indemnity Agreement
Exhibit I   Opinion of Counsel to Actava
                                          SCHEDULES
1.1       Allocation of Exchange Shares
2.2 (b)   Actava Required Third Party Approvals
2.2 (c)   Actava Required Statutory Approvals
2.3       Sports Subsidiaries Stock Encumbrances
3.2 (b)   Sports Subsidiaries Preemptive Rights and Options
3.3       Subsidiaries of the Sports Subsidiaries
3.4 (b)   Sports Subsidiaries Required Third Party Approvals
3.6       Sports Subsidiaries Undisclosed Liabilities
3.8       Sports Subsidiaries Litigation
3.10      Sports Subsidiaries Legal Compliance
3.11      Sports Subsidiaries Defaults
3.12      Sports Subsidiaries Tax Matters
3.13(a)   Sports Subsidiaries Employee Benefits Plans
3.13(b)   Sports Subsidiaries Employee Benefits Liabilities
3.13(c)   Sports Subsidiaries Insurance Arrangements
3.15      Sports Subsidiaries Labor Controversies
3.16      Sports Subsidiaries Environmental Matters
3.17      Sports Subsidiaries Employment and Consulting Agreements
3.18(a)   Sports Subsidiaries Property Matters
3.18(b)   Sports Subsidiaries Intellectual Property
3.19      Sports Subsidiaries Affiliate Transactions
4.2 (b)   Roadmaster Preemptive Rights and Options
4.3       Subsidiaries of Roadmaster
4.4 (b)   Roadmaster Required Third Party Approvals
4.4 (c)   Roadmaster Required Statutory Approvals
4.6       Roadmaster Undisclosed Liabilities
4.8       Roadmaster Litigation
4.10      Roadmaster Legal Compliance
4.11      Roadmaster Defaults
4.12      Roadmaster Tax Matters
4.13(a)   Roadmaster Employee Benefits Plans
4.13(b)   Roadmaster Employee Benefits Liabilities
4.13(c)   Roadmaster Insurance Arrangements
4.15      Roadmaster Labor Controversies
4.16      Roadmaster Environmental Matters
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4.17      Roadmaster Employment and Consulting Agreements
4.18(a)   Roadmaster Property Matters
4.18(b)   Roadmaster Intellectual Property
4.19      Roadmaster Affiliate Transactions
5.1       Exceptions to Conduct of the Sports Subsidiaries Businesses
5.2       Exceptions to Conduct of Roadmaster Business
6.9 (e)   Actava Intercompany Balances as of July 1, 1994
6.14      Description of Orbitron Parcel
9.2       Brokers Receiving Fees from Roadmaster
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                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of July 20, 1994 (the "Agreement"), by and among The Actava Group Inc., a Delaware corporation ("Actava"), Diversified Products Corporation, an Alabama corporation ("DP"), Hutch Sports USA, Inc., a Delaware corporation ("Hutch"), Nelson/Weather-Rite Inc., a Delaware corporation ("NWR"), Willow Hosiery Company, Inc., a New York corporation ("Willow"), and Roadmaster Industries, Inc., a Delaware corporation ("Roadmaster"). DP, Hutch, NWR and Willow are referred to herein individually as a "Sports Subsidiary" and collectively as the "Sports Subsidiaries."

     WHEREAS, Actava owns all of the issued and outstanding shares of the capital stock of each of the Sports Subsidiaries (the "Sports Subsidiaries Stock");

     WHEREAS, the Boards of Directors of Actava and Roadmaster have approved the exchange of the Sports Subsidiaries Stock for shares of Roadmaster's common stock, $.01 par value ("Roadmaster Common Stock"), pursuant to this Agreement (individually an "Exchange" and collectively, the "Exchanges") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Actava, Roadmaster and each of the Sports Subsidiaries intend that this Agreement constitute a plan of reorganization and that the separate exchanges of all of the Sports Subsidiaries Stock by Actava solely for Roadmaster Common Stock each qualify for federal income tax purposes as a separate "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to DP, Hutch, NWR and Willow;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                 THE EXCHANGES

     Section 1.1 THE EXCHANGES. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Actava shall exchange the Sports Subsidiaries Stock for a total of 19,169,000 validly issued, fully paid and nonassessable shares of Roadmaster Common Stock (the "Exchange Shares"). The Exchange Shares shall be allocated in the manner set forth below unless Actava and Roadmaster, prior to the Closing Date, have agreed on and attached as Schedule 1.1 hereto an allocation of the Exchange Shares which is different from that set forth below:

          (a) all of the issued and outstanding shares of DP in exchange for 6,709,150 of the Exchange Shares;

          (b) all of the issued and outstanding shares of Hutch in exchange for 5,654,855 of the Exchange Shares;

          (c) all of the issued and outstanding shares of NWR in exchange for 4,061,902 of the Exchange Shares; and

          (d) all of the issued and outstanding shares of Willow in exchange for 2,743,093 of the Exchange Shares.

     Section 1.2 TRANSFER OF SHARES. At the Closing, Actava shall deliver to Roadmaster certificates evidencing the Sports Subsidiaries Stock, duly endorsed in blank or accompanied by duly executed stock transfer powers. At the Closing, Roadmaster shall deliver to Actava certificates evidencing the Exchange Shares.

     Section 1.3 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Smith, Gambrell & Russell, Suite 3100, Promenade II, 1230 Peachtree Street, Atlanta, Georgia 30303, on the date on which the last of the conditions set forth in
Article VII hereof is
fulfilled or waived, or at such other time and place as Actava and Roadmaster shall agree (the date on which the Closing occurs being the "Closing Date").

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF ACTAVA

     Actava represents and warrants to Roadmaster as follows:

     Section 2.1 ORGANIZATION AND QUALIFICATION. Actava is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Actava is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, condition (financial or other) or results of operations of Actava and its subsidiaries, taken as a whole.

     Section 2.2 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Actava has full corporate power and authority to enter into this Agreement and, subject to obtaining the Actava Shareholders' Approval (if required and as defined in Section 6.2(b)) and the Actava Required Statutory Approvals (as defined in
Section 2.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Actava of the transactions contemplated hereby, have been duly authorized by Actava's Board of Directors and no other corporate proceedings on the part of Actava is necessary to authorize the execution and delivery of this Agreement and the consummation by Actava of the transactions contemplated hereby, except for obtaining the Actava Shareholders' Approval (if required) and the Actava Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Actava, and, assuming the due authorization, execution and delivery hereof by Roadmaster, constitutes a valid and binding Agreement of Actava enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement by Actava do not, and the consummation by Actava of the transactions contemplated hereby will not as of the Closing Date, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Actava or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Actava or any of its subsidiaries, (ii) subject to obtaining the Actava Required Statutory Approvals and the receipt of the Actava Shareholders' Approval (if required), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Actava or any of its subsidiaries or any of their respective properties or assets, or (iii) subject to obtaining the required approvals set forth in Schedule 2.2(b) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Actava or any of its subsidiaries is now a party or by which Actava or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Actava and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by Actava and Roadmaster required by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), and (ii) the required filings with or approvals set forth in
Schedule 2.2(c) (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "Actava Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Actava or the consummation by Actava of the

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transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Actava and its subsidiaries, taken as a whole.

     Section 2.3 OWNERSHIP OF THE SPORTS SUBSIDIARIES STOCK. All of the shares of Sports Subsidiaries Stock are validly issued, fully paid and nonassessable and free of preemptive rights, and, except as set forth in Schedule 2.3, are owned by Actava free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Schedule 2.3, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of the Sports Subsidiaries Stock, including any right of conversion or exchange under any outstanding security, instrument or agreement.

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF ACTAVA AND THE SPORTS SUBSIDIARIES

     Actava and the Sports Subsidiaries represent and warrant to Roadmaster as follows:

     Section 3.1 ORGANIZATION AND QUALIFICATION. Each Sports Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Sports Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. True, accurate and complete copies of each Sports Subsidiary's certificate of incorporation and by-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Roadmaster.

     Section 3.2 CAPITALIZATION. (a) The authorized capital stock of: (i) DP consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding, and (ii) NWR consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding, and (iii) Hutch consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued and outstanding; and (iv) Willow consists of 100,000 shares of common stock, $1.00 par value per share, of which 46,000 shares are issued and outstanding, and 10,000 shares of preferred stock, $1.00 par value per share, of which 2,052 shares are issued and outstanding. All of the issued and outstanding shares of Sports Subsidiaries Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of any Sports Subsidiary holds any shares of the capital stock of any Sports Subsidiary.

     (b) Except as set forth in Schedule 3.2(b) hereof, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Sports Subsidiary or any subsidiary of any Sports Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any Sports Subsidiary or obligating any Sports Subsidiary or any subsidiary of any Sports Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth in Schedule 3.2(b), there are no voting trusts, proxies or other agreements or understandings to which any Sports Subsidiary or any subsidiary of a Sports Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of any Sports Subsidiary.

     Section 3.3 SUBSIDIARIES. Schedule 3.3 sets forth every subsidiary of each of the Sports Subsidiaries and the jurisdiction of its incorporation. Each direct and indirect corporate subsidiary of each of the Sports Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of each of the Sports Subsidiaries is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Except as set forth in Schedule 3.3, all of the outstanding shares of capital stock of each corporate subsidiary of each of the Sports Subsidiaries are validly issued, fully paid, nonassessable and except, with respect to wholly owned subsidiaries, free of preemptive rights and those shares owned directly or indirectly by the Sports Subsidiaries are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in Schedule 3.3, the Sports Subsidiaries own directly or indirectly all of the issued and outstanding shares of the capital stock of each of their corporate subsidiaries. Except as set forth in
Schedule 3.3, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of any Sports Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean any corporation, partnership, joint venture or other entity of which the specified entity, directly or indirectly, controls or which the specified entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, more than 50% of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body.

     Section 3.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Each Sports Subsidiary has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by each Sports Subsidiary of the transactions contemplated hereby, have been duly authorized by each Sports Subsidiary's Board of Directors and no other corporate proceedings on the part of any Sports Subsidiary are necessary to authorize the execution and delivery of this Agreement and the consummation by the Sports Subsidiaries of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Sports Subsidiary, and, assuming the due authorization, execution and delivery hereof by Roadmaster, constitutes a valid and binding agreement of each Sports Subsidiary, enforceable against each Sports Subsidiary in accordance with its terms.

     (b) The execution and delivery of this Agreement by each Sports Subsidiary do not, and the consummation by each Sports Subsidiary of the transactions contemplated hereby will not as of the Closing Date, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Sports Subsidiary or any of their subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of each Sports Subsidiary or any of their subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to any Sports Subsidiary or any of their subsidiaries or any of their respective properties or assets, or (iii) subject to obtaining the required approvals set forth in Schedule 3.4(b) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which any Sports Subsidiary or any of their subsidiaries is now a party or by which any Sports Subsidiary or any of their subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     (c) Except as set forth on Schedule 2.2(c), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Sports Subsidiaries or the consummation by the Sports Subsidiaries of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     Section 3.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1991, Actava and each of its subsidiaries required to make filings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") have filed with the Securities and Exchange Commission (the "SEC") all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under each of the Securities Act, the Exchange Act, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder, except where such failure to file or non-compliance would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Actava has previously delivered to Roadmaster copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1993 and for each of the two immediately preceding fiscal years, including the exhibits and schedules thereto, all as filed with the SEC, (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, including the exhibits and schedules thereto, as filed with the SEC, (c) proxy and information statements, to the extent required, relating to
(i) all meetings of its shareholders (whether annual or special) and (ii) actions by written consent in lieu of a shareholders meeting from January 1, 1991 until the date hereof, and (d) all other reports or registration statements (which have been declared effective) including the exhibits and schedules thereto, all as filed by Actava with the SEC since January 1, 1991 (other than registration statements filed on Form S-8) (collectively, the "Actava SEC Reports"). As of their respective dates, Actava SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact regarding the Sports Subsidiaries required to be stated therein or necessary to make the statements regarding the Sports Subsidiaries therein, in light of the circumstances under which they were made, not misleading. Actava has also delivered to Roadmaster copies of (X)(1) an audited balance sheet of each Sports Subsidiary as of December 31, 1993 and, except with respect to DP, for each of the two immediately preceding fiscal years, and the related audited statements of income (excluding the income statement for the fiscal year ended December 31, 1991 which shall be unaudited), retained earnings, and cash flows for the years then ended, and the related notes thereto and (2) an unaudited balance sheet of DP as of June 7, 1993 and the related unaudited statements of income, retained earnings, and cash flows for the period then ended, and audited balance sheets as of June 27, 1992 and June 29, 1991 and the related audited statements of income, retained earnings and cash flows for the years then ended (collectively, the "Sports Subsidiaries Annual Financial Statements") and (Y) an unaudited balance sheet of each Sports Subsidiary as of March 31, 1994, and the related unaudited statements of income, retained earnings, and cash flows for the three-month period then ended (the "Sports Subsidiaries Interim Financial Statements"). The Sports Subsidiaries Annual Financial Statements and the Sports Subsidiaries Interim Financial Statements are referred to herein collectively as the "Sports Subsidiaries Financial Statements." The Sports Subsidiaries Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Sports Subsidiaries and their subsidiaries, taken as a whole, as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the Sports Subsidiaries Interim Financial Statements or any of the unaudited financial statements included in the Sports Subsidiaries Annual Financial Statements, to normal year-end and audit adjustments and any other adjustments described therein.

     Section 3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Actava's Annual Report on Form 10-K for the year ended December 31, 1993 and the exhibits and schedules thereto (the "Actava 10-K"), Actava's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the exhibits and schedules thereto (the "Actava 10-Q"), any Form 8-K filed by Actava after December 31, 1993 (the "Actava 8-Ks") or in Schedule 3.6, neither the Sports Subsidiaries nor any of their subsidiaries had at March 31, 1994, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, (a) except liabilities, obligations or contingencies (i) which are accrued or reserved against in the Sports Subsidiaries Financial Statements or reflected in the notes thereto or
(ii) which were incurred after March 31, 1994 in the ordinary course of business and consistent with past practices and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof.

     Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Actava 10-Q or the other Actava SEC Reports, from March 31, 1994 through the date hereof, (i) there has not been any material adverse change in the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole and (ii) no Sports Subsidiary has made any declaration, setting aside or payment of any dividend or other distribution with respect to the Sports Subsidiaries Stock.

     Section 3.8 LITIGATION. Except as disclosed in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks, the Sports Subsidiaries Financial Statements or
Schedule 3.8, there are no claims, suits, actions or proceedings pending or, to the knowledge of Actava or any Sports Subsidiary, threatened against, relating to or affecting the Sports Subsidiaries or any of their subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Except as set forth in Schedule 3.8, neither the Sports Subsidiaries nor any of their subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or of any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     Section 3.9 TRANSFER CLAIMS. No prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of the Sports Subsidiaries or any of their subsidiaries, or any corporation which has been merged into the Sports Subsidiaries or any of their subsidiaries, has given or may give rise to any claim or action by any person which is enforceable against any Sports Subsidiary, and, to the knowledge of the Sports Subsidiaries, no fact or circumstance exists which could give rise to any such claim or action on behalf of any person, except for claims or actions which would not have, in the aggregate, a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     Section 3.10 NO VIOLATION OF LAW. Except as disclosed in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks, the Sports Subsidiaries Financial Statements or Schedule 3.10, neither the Sports Subsidiaries nor any of their subsidiaries is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Except as disclosed in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks, the Sports Subsidiaries Financial Statements or Schedule 3.10, as of the date of this Agreement, to the knowledge of Actava and the Sports Subsidiaries no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. The Sports Subsidiaries and their subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (the "Sports Subsidiaries Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. The Sports Subsidiaries and their subsidiaries (a) have duly and currently filed all reports and other information required to be filed with any governmental or regulatory authority in connection with the Sports Subsidiaries Permits, and (b) are not in violation of the terms of any Sports Subsidiaries Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     Section 3.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks, the Sports Subsidiaries Financial Statements or Schedule 3.11, the Sports Subsidiaries and each of their subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Sports Subsidiaries or any of their subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Sports Subsidiaries or any of their subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 3.11, would have, in the aggregate, a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     Section 3.12 TAXES. (a) Except as set forth on Schedule 3.12, each of the Sports Subsidiaries and their subsidiaries has, or prior to the Closing Date, will have (i) timely filed (or have or, prior to the Closing Date, will have obtained valid extensions of time to file) with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending on or prior to the Closing Date, except where the failure to have paid or to have made adequate provision for the payment of Taxes would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Except as set forth on Schedule 3.12, the liabilities and reserves for Taxes reflected in the balance sheets contained in the Sports Subsidiaries Financial Statements and in the Sports Subsidiaries Interim Statements are adequate to cover all Taxes for all periods ending on or prior to March 31, 1994, except where the inadequacy of such balance sheet liabilities and reserves in covering all Taxes for all periods ending on or prior to March 31, 1994 would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, and there are no material liens for Taxes upon any property or assets of the Sports Subsidiaries or their subsidiaries, except for liens for Taxes not yet due and payable. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Sports Subsidiaries or their subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

     (b) Except as set forth on Schedule 3.12, no waivers of statutes of limitation with respect to Tax Returns have been given by or requested from the Sports Subsidiaries or their subsidiaries. Except as set forth on Schedule 3.12, neither the Sports Subsidiaries nor any of their subsidiaries, nor to the knowledge of the Sports Subsidiaries any predecessor in interest to any of them, has filed a consent to the application of Section 341(f) of the Code or filed, or shall be deemed to have filed, any election under Section 338 or Section 197 of the Code. For Actava's taxable year ending December 31, 1993, each of the Sports Subsidiaries and their subsidiaries, will have been a member of and will join in the filing of a consolidated federal income tax return of an affiliated group of corporations, as that term is defined in Section 1504(a) of the Code, of which Actava is the common parent (the "Affiliated Group").

     (c) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, net income, gross income, gross receipts, excise, premium, property, environmental, sales, withholding, backup withholding, social security, occupation, stamp, use, service, service use, license, lease, payroll, employment, workers' compensation, franchise, severance, transfer and recording taxes, customs, duties or other taxes, fees, assessments or charges of any kind whatever, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments. For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     Section 3.13 EMPLOYEE BENEFIT PLANS; ERISA. (a) Schedule 3.13(a) hereof lists all Employee Arrangements under which the Sports Subsidiaries could incur any material liability (the "Material Subsidiary Arrangements"). For purposes of the preceding sentence, the term "Employee Arrangement" shall, with respect to a person, mean all plans, programs or arrangements providing any benefits to any individual which is sponsored, maintained or contributed to by such person, including employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), any arrangement involving shares of stock, or any other similar arrangements.
Schedule 3.13(a) hereto also separately lists all such Material Subsidiary Arrangements which are "Multiemployer Plans" within the meaning of Section 3(37) and 4001(3) of ERISA or "Multiple Employer Plans" within the meaning of Section 413(c) of the Code. For purposes of this Section 3.13, the term "ERISA Affiliate" shall, with respect to the Sports Subsidiaries, mean any person or entity required to be aggregated with the Sports Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code.

     (b) Except as disclosed in Schedule 3.13(b), (i) there is no liability (a) under Title IV of ERISA, (b) arising out of any communication or failure to communicate, or (c) by reason of the transactions contemplated by this Agreement, with respect to any Employee Arrangement which would have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole,
(ii) the current present value of all projected benefit obligations under each of the Material Subsidiary Arrangements which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such Employee Arrangement allocable to such benefit liabilities (based upon actuarial assumptions used by the Pension Benefit Guaranty Corporation for valuing benefits in single-employer plans on termination), (iii) each of the Material Subsidiary Arrangements has been written, operated and administered in all respects in accordance with applicable laws and regulations during the period of time covered by the applicable statute of limitations, except where noncompliance would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, (iv) each of the Material Subsidiary Arrangements which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified (or if not, the remedial amendment period for filing an application for determination has not yet expired) and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof, (v) there are no liens arising under ERISA or the Code and there are no claims, suits, actions, audits or proceedings pending or, to the knowledge of Actava or the Sports Subsidiaries, threatened against, relating to or affecting any Employee Arrangement or any person affiliated therewith which could have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, and (vi) each Material Subsidiary Arrangement may be terminated at any time and for any reason by one of the Sports Subsidiaries, an ERISA Affiliate of the Sports Subsidiaries, or an officer or employee thereof.

     (c) Schedule 3.13(c) separately sets forth a complete and accurate list and description of all material insurance contracts or agreements, annuity contracts, fidelity bonds and fiduciary liability policies, investment manager or investment advisory contracts, and administrative services contracts or agreements with respect to all Material Subsidiary Arrangements.

     Section 3.14 INVESTMENT COMPANY ACT. Actava, the Sports Subsidiaries and each of their subsidiaries either (a) is not an "investment company", or a company "controlled" by, or an "affiliated company" with respect to, an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Actava, the Sports Subsidiaries nor any of their subsidiaries is required to be registered under the Investment Company Act.

     Section 3.15 LABOR CONTROVERSIES. Except as set forth in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks, the Sports Subsidiaries Financial Statements or Schedule 3.15, (a) there are no significant controversies pending or, to the knowledge of Actava and the Sports Subsidiaries, threatened between any Sports Subsidiary or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of Actava and the Sports Subsidiaries there are no organizational efforts presently being made involving any of the presently unorganized employees of the any Sports Subsidiary or its subsidiaries, (c) the Sports Subsidiaries and their subsidiaries have complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, immigration and the payment of social security and similar Taxes, and (d) no person has, to the knowledge of Actava and the Sports Subsidiaries, asserted that the Sports Subsidiaries or any of their subsidiaries is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, noncompliance and liabilities which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries taken as a whole.

     Section 3.16 ENVIRONMENTAL MATTERS. The Sports Subsidiaries and their subsidiaries (i) have obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by the Sports Subsidiaries or any of their subsidiaries for the operation of its business under federal, state and local laws relating to pollution or protection of the environment; (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations; (iii) are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except, under
(i), (ii) or (iii) above, where noncompliance would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole. Except as disclosed on Schedule 3.16 or where it would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste with respect to the Sports Subsidiaries or any of their subsidiaries.

     Section 3.17 CERTAIN AGREEMENTS. Except as set forth in the Actava 10-K, the Actava 10-Q, the Actava 8-Ks or Schedule 3.17, and except for this Agreement, as of the date hereof, neither the Sports Subsidiaries nor any of their subsidiaries is a party to any oral or written (a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such person involving the payment of remuneration more than $50,000 per annum or $200,000 in the aggregate, (b) agreement with any director, officer or employee of the Sports Subsidiaries or any of their subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Sports Subsidiaries of the nature contemplated by this Agreement, or (c) agreement with respect to any officer or employee of the Sports Subsidiaries or any of their subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of remuneration in excess of $50,000 per annum or $200,000 in the aggregate.

     Section 3.18 PROPERTIES. (a) Except as disclosed in Schedule 3.18(a), the Sports Subsidiaries and their subsidiaries have good title to each of their material properties set forth in the Sports Subsidiaries Financial Statements, free and clear of all security interests, liens, encumbrances, encroachments and condemnation notices, except liens for current Taxes not yet due and payable, security interests securing indebtedness reflected in the Sports Subsidiaries Financial Statements and imperfections of title and agreements of record which do not materially detract from the value or materially interfere with the current use of such properties.

     (b) Schedule 3.18(b) sets forth a list of all patents, trademarks, service marks, trade names and copyrights owned or licensed by the Sports Subsidiaries or their subsidiaries that are material to the business of the Sports Subsidiaries and their subsidiaries taken as a whole.

     Section 3.19 AFFILIATE TRANSACTIONS. Except as set forth in Schedule 3.19, there are no contracts, agreements, understandings or arrangements pursuant to which any goods or services are provided or obtained with any director, officer or shareholder of any Sports Subsidiary, or with any person related to or affiliated with any such person or with any company or other organization in which any director, officer or shareholder of any Sports Subsidiary, or any such person, has a direct or indirect financial interest.

     Section 3.20 PROXY STATEMENT. If Actava Shareholders' Approval is required, none of the information relating to the Sports Subsidiaries and their subsidiaries included in the Actava Proxy Statement (as defined in Section 6.2) will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by Roadmaster and its subsidiaries in writing for inclusion therein, as to which no representation is made, the Actava Proxy Statement will comply in all material respects with the Securities Act and in the rules and regulations thereunder.

     Section 3.21 MATERIALITY. The representations and warranties set forth in this Article III would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein except for such exceptions and qualifications which, in the aggregate for all such representations and warranties, are not materially adverse to the business, condition (financial or other), results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ROADMASTER

     Roadmaster represents and warrants to Actava and the Sports Subsidiaries as follows:

     Section 4.1 ORGANIZATION AND QUALIFICATION. Roadmaster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Roadmaster is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. True, accurate and complete copies of Roadmaster's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Actava.

     Section 4.2 CAPITALIZATION. (a) The authorized capital stock of Roadmaster consists of 60,000,000 shares of Roadmaster Common Stock and 10,000,000 shares of preferred stock, $.01 par value ("Roadmaster Preferred Stock"). As of July 20, 1994, 29,419,444 shares of Roadmaster Common Stock and no shares of

Roadmaster Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Roadmaster Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Except for 3,586,222 shares of Roadmaster Common Stock owned by Roadmaster Corporation, no subsidiary of Roadmaster holds any shares of capital stock of Roadmaster.

     (b) Except as set forth in Schedule 4.2(b) hereof, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Roadmaster or any subsidiary of Roadmaster to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Roadmaster or obligating Roadmaster or any subsidiary of Roadmaster to grant, extend or enter into any such agreement or commitment, except for this Agreement. Except as set forth in Schedule 4.2(b), there are no voting trusts, proxies or other agreements or understandings to which Roadmaster or any subsidiary of Roadmaster is a party or is bound with respect to the voting of any shares of capital stock of Roadmaster. The Exchange Shares will be at the Closing duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     Section 4.3 SUBSIDIARIES. Schedule 4.3 sets forth every subsidiary of Roadmaster and the jurisdiction of its incorporation. Each direct and indirect corporate subsidiary of Roadmaster is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Roadmaster is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. Except as set forth in Schedule 4.3, all of the outstanding shares of capital stock of each corporate subsidiary of Roadmaster are validly issued, fully paid, nonassessable and except with respect to wholly owned subsidiaries, free of preemptive rights, and those shares owned directly or indirectly by Roadmaster are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. Except as set forth in
Schedule 4.3, Roadmaster owns directly or indirectly all of the issued and outstanding shares of the capital stock of each of its corporate subsidiaries. Except as set forth in Schedule 4.3, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Roadmaster, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     Section 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Roadmaster has full corporate power and authority to enter into this Agreement and, subject to obtaining the Roadmaster Shareholder's Approval (as defined in Section 6.2(a)), and the Roadmaster Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Roadmaster of the transactions contemplated hereby, have been duly authorized by Roadmaster's Board of Directors, and no other corporate proceedings on the part of Roadmaster are necessary to authorize the execution and delivery of this Agreement and the consummation by Roadmaster of the transactions contemplated hereby, except for obtaining the Roadmaster Shareholder's Approval and the Roadmaster Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by Roadmaster, and, assuming the due authorization, execution and delivery hereof by Actava and the Sports Subsidiaries, constitutes a valid and binding agreement of Roadmaster enforceable against it in accordance with its terms.

     (b) The execution and delivery of this Agreement by Roadmaster does not, and the consummation by Roadmaster of the transactions contemplated hereby will not as of the Closing Date, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Roadmaster or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Roadmaster or any of its subsidiaries, (ii) subject to obtaining the Roadmaster Required Statutory Approvals and the Roadmaster Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Roadmaster or any of its subsidiaries or any of their respective properties or assets, or
(iii) subject to obtaining the approvals set forth in Schedule 4.4(b), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Roadmaster or any of its subsidiaries is now a party or by which Roadmaster or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by Roadmaster and Actava required by Title II of the HSR Act, and (ii) the required filings with or approvals set forth in
Schedule 4.4(c) (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "Roadmaster Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Roadmaster or the consummation by Roadmaster of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.5 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1991, Roadmaster and each of its subsidiaries required to make filings under the Securities Act or the Exchange Act have filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by them under the Securities Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder, except where such failure to file or non-compliance would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster or its subsidiaries, taken as a whole. Roadmaster has previously delivered to the Actava copies of its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 1993 and for each of the two immediately preceding fiscal years, including the exhibits and schedules thereto, all as filed with the SEC, (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, including the exhibits and schedules thereto, as filed with the SEC, (c) proxy and information statements, to the extent required, relating to (i) all meetings of its shareholders (whether annual or special) and (ii) actions by written consent in lieu of a shareholders meeting from January 1, 1991, until the date hereof, and (d) all other reports or registration statements (which have been declared effective) including the exhibits and schedules thereto, all as filed by Roadmaster with the SEC since January 1, 1991 (other than registration statements filed on Form S-8) (collectively, the "Roadmaster SEC Reports"). As of their respective dates, the Roadmaster SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Roadmaster included in such reports (the "Roadmaster Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of Roadmaster and its subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     Section 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in Roadmaster's Annual Report on Form 10-K for the year ended December 31, 1993 and the exhibits and schedules thereto (the

"Roadmaster 10-K"), or Roadmaster's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the exhibits and schedules thereto (the "Roadmaster 10-Q") or in Schedule 4.6, neither Roadmaster nor any of its subsidiaries had at March 31, 1994, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, (a) except liabilities, obligations or contingencies (i) which are accrued or reserved against in the Roadmaster Financial Statements or reflected in the notes thereto or (ii) which were incurred after March 31, 1994 in the ordinary course of business and consistent with past practices and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof.

     Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Roadmaster 10-Q or the other Roadmaster SEC Reports, from March 31, 1994 through the date hereof, (i) there has not been any material adverse change in the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, and (ii) Roadmaster has not made any declaration, setting aside or payment of any dividend or other distribution with respect to any of Roadmaster's capital stock.

     Section 4.8 LITIGATION. Except as disclosed in the Roadmaster 10-K, the Roadmaster 10-Q or Schedule 4.8, there are no claims, suits, actions or proceedings pending or, to the knowledge of Roadmaster, threatened against, relating to or affecting Roadmaster or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to materially and adversely affect the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. Except as set forth in Schedule 4.8, neither Roadmaster nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or of any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.9 TRANSFER CLAIMS. No prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of Roadmaster or any of its subsidiaries, or any corporation which has been merged into Roadmaster or any of its subsidiaries, has given or may give rise to any claim or action by any person which is enforceable against Roadmaster or to the knowledge of Roadmaster any of its subsidiaries, and, to the knowledge of Roadmaster, no fact or circumstance exists which could give rise to any such claim or action on behalf of any person, except for claims or actions which would not have, in the aggregate, a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.10 NO VIOLATION OF LAW. Except as disclosed in the Roadmaster 10-K, the Roadmaster 10-Q or Schedule 4.10, neither Roadmaster nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. Except as disclosed in the Roadmaster 10-K, the Roadmaster 10-Q or Schedule 4.10, as of the date of this Agreement, to the knowledge of Roadmaster no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries taken as a whole. Roadmaster and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, (the "Roadmaster Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Roadmaster and its subsidiaries, taken as a whole. Roadmaster and its subsidiaries (a) have duly and currently filed all reports and other information required to be filed with any governmental or regulatory authority in connection with the Roadmaster Permits, and (b) are not in violation of the terms of any Roadmaster Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, condition (financial or other) or results of operations of the Roadmaster and its subsidiaries, taken as a whole.

     Section 4.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Roadmaster 10-K, the Roadmaster 10-Q or in Schedule 4.11, Roadmaster and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or other similar organizational instruments of Roadmaster or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Roadmaster or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.12 TAXES. Except as set forth on Schedule 4.12, Roadmaster and its subsidiaries have, or prior to the Closing Date, will have (i) timely filed (or have, or prior to the Closing Date, will have obtained valid extensions of time to file) with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Closing Date, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and
(ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending on or prior to the Closing Date, except where the failure to have paid or to have made adequate provision for the payment of Taxes would not, in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. Except as set forth on Schedule 4.12, the liabilities and reserves for Taxes reflected in the Roadmaster balance sheets contained in the Roadmaster Financial Statements are adequate to cover all Taxes for all periods ending on or prior to March 31, 1994, except where the inadequacy of such balance sheet liabilities and reserves in covering all Taxes for all periods ending on or prior to March 31, 1994 would not, in the aggregate, have a material adverse effect on the business, conditions (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, and there are no material liens for Taxes upon any property or assets of Roadmaster or any subsidiary thereof, except for liens for Taxes not yet due and payable. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Roadmaster or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole. Except as set forth on Schedule 4.12, no waivers of statutes of limitation with respect to Tax Returns have been given by or requested from Roadmaster or its subsidiaries. Except as set forth on Schedule 4.12, neither Roadmaster nor any of its subsidiaries, nor to the knowledge of Roadmaster any predecessor in interest to any of them, has filed a consent to the application of Section 341(f) of the Code or filed, or shall be deemed to have filed, any election under Section 338 or Section 197 of the Code.

     Section 4.13 EMPLOYEE BENEFIT PLANS; ERISA. (a) Schedule 4.13(a) hereof lists all Employee Arrangements with respect to which Roadmaster could incur any material liability (the "Material Roadmaster Arrangements"). For purposes of the preceding sentence, the term "Employee Arrangements" shall have the meaning set forth in Section 3.13(a) of this Agreement. Schedule 4.13(a) hereto also separately lists all such Material Roadmaster Arrangements which are "Multiemployer Plans" within the meaning of Sections 3(37) and 4001(3) of ERISA or "Multiple Employer Plans" within the meaning of Section 413(c) of the Code. For purposes of this Section 4.13, the term "ERISA Affiliate" shall, with respect to Roadmaster, mean any person or entity required to be aggregated with Roadmaster under Sections 414(b), (c), (m) or (o) of the Code.

     (b) Except as disclosed in Schedule 4.13(b), (1) there is no liability (a) under Title IV of ERISA, (b) arising out of any communication or failure to communicate, or (c) by reason of the transactions contemplated by this Agreement, with respect to any Employee Arrangement which would have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, (2) the current present value of all projected benefit obligations under each of the Material Roadmaster Arrangements which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such Employee Arrangement allocable to such benefit liabilities (based upon actuarial assumptions used by the Pension Benefit Guaranty Corporation for valuing benefits in single-employer plans on termination), (3) each of the Material Roadmaster Arrangements has been written, operated and administered in all respects in accordance with applicable laws and regulations during the period of time covered by the applicable statute of limitations, except where noncompliance would not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, (4) each of the Material Roadmaster Arrangements which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified (or if not, the remedial amendment period for filing an application for determination has not yet expired) and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof, (5) there are no liens arising under ERISA or the Code and there are no claims, suits, actions, audits or proceedings pending or, to the knowledge of Roadmaster, threatened against, relating to or affecting any Employee Arrangement or any person affiliated therewith which could have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, and (6) each Material Roadmaster Arrangement may be terminated at any time and for any reason by Roadmaster, an ERISA Affiliate of Roadmaster, or an officer or employee thereof.

     (c) Schedule 4.13(c) separately sets forth a complete and accurate list and description of all material insurance contracts or agreements, annuity contracts, fidelity bonds and fiduciary liability policies, investment manager or investment advisory contacts, and administrative services contracts or agreements with respect to all Material Roadmaster Arrangements.

     Section 4.14 INVESTMENT COMPANY ACT. Roadmaster and each of its subsidiaries either (a) is not an "investment company", or a company "controlled" by, or an "affiliated company" with respect to, an "investment company", within the meaning of the Investment Company Act or (b) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Roadmaster nor any of its subsidiaries is required to be registered under the Investment Company Act.

     Section 4.15 LABOR CONTROVERSIES. Except as set forth in the Roadmaster 10-K, the Roadmaster 10-Q or Schedule 4.15, (a) there are no significant controversies pending or, to the knowledge of Roadmaster, threatened between Roadmaster or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of Roadmaster there are no organizational efforts presently being made involving any of the presently unorganized employees of Roadmaster and its subsidiaries, (c) Roadmaster and its subsidiaries have complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, immigration and the payment of social security and similar Taxes, and (d) no person has, to the knowledge of Roadmaster, asserted that Roadmaster or any of its subsidiaries is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, noncompliance and liabilities which, singly or in the aggregate, could not reasonably be expected to materially and adversely affect the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.16 ENVIRONMENTAL MATTERS. Roadmaster and its subsidiaries (i) have obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by Roadmaster or any of its subsidiaries for the operation of its business under federal, state and local laws relating to pollution or protection of the environment; (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations; (iii) are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except, under (i), (ii) or (iii) above, where noncompliance would not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries taken as a whole. Except as disclosed on Schedule 4.16 or where it would not have a material adverse effect on the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries taken as a whole, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste with respect to Roadmaster or any of its subsidiaries.

     Section 4.17 CERTAIN AGREEMENTS. Except as set forth in the Roadmaster 10-K, the Roadmaster 10-Q, or Schedule 4.17, and except for this Agreement, as of the date hereof, neither Roadmaster nor any of its subsidiaries is a party to any oral or written (a) consulting or similar agreement with any present or former director, officer or employee or any entity controlled by any such Person involving the payment or remuneration of more than $50,000 per annum or $200,000 in the aggregate, (b) agreement with any director, officer or employee of Roadmaster or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Roadmaster of the nature contemplated by this Agreement, (c) agreement with respect to any officer or employee of Roadmaster or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment or remuneration in excess of $50,000 per annum or $200,000 in the aggregate.

     Section 4.18 PROPERTIES. (a) Except as disclosed in Schedule 4.18(a), Roadmaster and its subsidiaries have good title to each of their material properties set forth in the Roadmaster Financial Statements, free and clear of all security interests, liens, encumbrances, encroachments and condemnation notices, except liens for current Taxes not yet due and payable, security interests securing indebtedness reflected in the Roadmaster Financial Statements and imperfections of title and agreements of record which do not materially detract from the value or materially interfere with the current use of such properties.

     (b) Schedule 4.18(b) sets forth a list of all patents, trademarks, service marks, trade names and copyrights owned or licensed by Roadmaster or its subsidiaries that are material to the business of Roadmaster and its subsidiaries, taken as a whole.

     Section 4.19 AFFILIATE TRANSACTIONS. Except as set forth in Schedule 4.19, there are no contracts, agreements, understandings or arrangements pursuant to which any goods or services are provided or obtained with any director, officer or shareholder of Roadmaster, or with any person related to or affiliated with any such person or with any company or other organization in which any director, officer or shareholder of Roadmaster, or any such person, has a direct or indirect financial interest.

     Section 4.20 PROXY STATEMENT. None of the information relating to Roadmaster and its subsidiaries included in the Roadmaster Proxy Statement (as defined in Section 6.2) will be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by Actava or the Sports Subsidiaries in writing for inclusion therein, as to which no representation is made, the Roadmaster Proxy Statement, and any supplements or amendments thereto, will comply in all material respects with the Exchange Act and the Securities Act, as the case may be, and in each case the rules and regulations thereunder.

     Section 4.21 MATERIALITY. The representations and warranties set forth in this Article IV would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein except for such exceptions and qualifications which, in the aggregate for all such representations and warranties, are not materially adverse to the business, condition (financial or other), results of operations of Roadmaster and its subsidiaries, taken as a whole.

                                   ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE EXCHANGES

     Section 5.1 CONDUCT OF BUSINESS BY THE SPORTS SUBSIDIARIES PENDING THE EXCHANGES. Except as set forth in Schedule 5.1 hereof or as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing or earlier termination of this Agreement, unless Roadmaster shall otherwise agree in writing, the Sports Subsidiaries shall, and shall cause each of their subsidiaries, to:

          (a) Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

          (b) Not (i) amend or propose to amend their respective charters or by-laws, or (ii) split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise; provided, however, the Sports Subsidiaries shall be permitted to declare and pay to Actava prior to the Closing a cash dividend in an aggregate amount not to exceed $300,000 less accounting fees of independent certified public accountants previously billed by Actava to the Sports Subsidiaries and collected by Actava with respect to accounting work performed in connection with this Agreement for the Sports Subsidiaries' fiscal years prior to 1992.

          (c) Not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock.

          (d) Not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings or guarantees in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such capital stock, (iii) make any acquisition of any assets or businesses other than (A) the acquisitions described in Schedule
     5.1 hereto, (B) expenditures for fixed or capital assets in the ordinary course of business as contemplated in each Sports Subsidiaries capital budget, (C) expenditures for inventory in the ordinary course of business or (D) other acquisitions having a value (including the principal amount of indebtedness assumed or acquired) of less than $1,000,000 individually and $2,000,000 in the aggregate, (iv) sell any assets or businesses other than
     (A) the sales described in Schedule 5.1 hereto, (B) sales in the ordinary course of business or (C) other sales of less than $1,000,000 individually and $2,000,000 in the aggregate or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (e) Use all reasonable efforts to preserve intact their respective business organizations, keep available the services of their respective present officers and key employees, and preserve the business relationships with suppliers, distributors, customers, and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement.

          (f) Not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or employees, except in the ordinary course and consistent with past practice.

          (g) Not adopt, enter into or amend any Material Subsidiary
     Arrangement.

          (h) Maintain insurance on its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

     Section 5.2  CONDUCT OF BUSINESS BY ROADMASTER PENDING THE
EXCHANGES. Except as set forth in Schedule 5.2 or as otherwise contemplated hereby, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Actava shall otherwise agree in writing, Roadmaster shall, and shall cause its subsidiaries to:

          (a) Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

          (b) Not (i) amend or propose to amend their respective charters or by-laws, or (ii) split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of Roadmaster.

          (c) Not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Roadmaster may issue shares upon exercise of outstanding options in the ordinary course of its business and consistent with its past practices.

          (d) Not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings or guarantees in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such capital stock, (iii) take or fail to take any action which action or failure to take action would cause Actava to recognize gain or loss for federal income tax purposes as a result of the consummation of the Exchanges, (iv) make any acquisition of any assets or businesses other than (A) the acquisitions described in Schedule 5.2 hereto, (B) expenditures for fixed or capital assets in the ordinary course of business as contemplated in Roadmaster's capital budget, (C) expenditures for inventory in the ordinary course of business or (D) other acquisitions having a value (including the principal amount of indebtedness assumed or acquired) of less than $1,000,000 individually and $2,000,000 in the aggregate, (v) sell any assets or businesses other than (A) the sales described in Schedule 5.2 hereto, (B) sales in the ordinary course of business or (C) other sales of less than $1,000,000 individually and $2,000,000 in the aggregate or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          (e) Use all reasonable efforts to preserve intact their respective business organizations, keep available the services of their respective present officers and key employees, and preserve the business relationships with suppliers, distributors, customers, and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement.

          (f) Not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or employees, except in the ordinary course and consistent with past practice.

          (g) Not adopt, enter into or amend any Material Roadmaster
     Arrangement.

          (h) Maintain with financially responsible insurance companies insurance on its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

     Section 5.3 ACQUISITION TRANSACTIONS. After the date hereof and prior to the Closing or earlier termination of this Agreement, unless the other party shall otherwise agree in writing, neither Roadmaster nor Actava shall, nor shall they permit any of their subsidiaries to, initiate, solicit, negotiate, encourage, or provide confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties of Roadmaster or the Sports Subsidiaries and their respective subsidiaries, taken as a whole, or all or any part of the capital stock of Roadmaster or the Sports Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions, exclusive of an acquisition of assets that do not constitute substantially all of the assets of Roadmaster or the Sports Subsidiaries and their respective subsidiaries taken as a whole, being referred to herein as "Acquisition Transactions").

     Section 5.4 ACCESS TO INFORMATION. The Sports Subsidiaries and their subsidiaries shall, and Actava shall cause the Sports Subsidiaries to, afford to Roadmaster and its respective accountants, counsel, financial advisors and other representatives (the "Roadmaster Representatives") and Roadmaster and its subsidiaries shall afford to Actava and its accountants, counsel, financial advisors and other representatives (the "Actava Representatives") full access during normal business hours throughout the period prior to the Closing to all of their respective properties, books, contracts, commitments and records (including, but not limited to, the Tax Returns of the Sports Subsidiaries and their subsidiaries) and employee compensation information, but not including any records pertaining to confidential employee health, disciplinary or other matters which are not legally relevant to the transactions contemplated by this Agreement and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC, and (ii) such other information concerning their respective businesses, properties and personnel as Roadmaster or Actava, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 5.4 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Exchanges. The parties acknowledge that the information to be provided by one party to the other under this Section 5.4, and which has been provided prior to the execution and delivery of this Agreement, includes information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, the Roadmaster Representatives, or the Actava Representatives, which contain or otherwise reflect any such information is hereinafter referred to as the "Information".

     Each party hereby agrees as follows:

          (a) The Information will be kept confidential and shall not, without the prior mutual written consent of Roadmaster and Actava be disclosed by any party, the Roadmaster Representatives, or the Actava Representatives, in any manner whatsoever, in whole or in part, and shall not be used by any party, the Roadmaster Representatives, or the Actava Representatives, following any termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives.

          (b) Each party agrees to keep a record of the location of the Information. If the Exchanges are not consummated, the Information, except for that portion of the Information which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives, will be returned to the other promptly upon request and no party shall retain any copies. That portion of the Information, and all copies thereof, which consists of analyses, compilations, studies or other documents prepared by each party's respective employees and representatives will be destroyed.

          (c) In the event any party becomes legally compelled to disclose any of the Information, such party will provide to the other prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

     The term "Information" does not include information which (i) was known to any party about the other prior to its disclosure, provided that Roadmaster, Actava, or their Representatives lawfully obtained or developed such information, (ii) becomes generally available to the public other than as a result of a disclosure by Roadmaster, Actava, or their Representatives in violation of this Agreement, or (iii) becomes available from a source other than Roadmaster, Actava, or their Representatives, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Actava and Roadmaster shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Exchanges or the transactions contemplated by this Agreement without the consent of the other party, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange on which securities of Actava or Roadmaster, are listed or traded.

     Section 6.2 SHAREHOLDERS' APPROVAL; PROXY STATEMENT. (a) Roadmaster shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its shareholders and, subject to the fiduciary duties of the Board of Directors of Roadmaster under applicable law, shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby (the "Roadmaster Shareholders' Approval"). Subject to the fiduciary duties of the Board of Directors of Roadmaster under applicable law, Roadmaster shall, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Agreement. As soon as practicable, Roadmaster shall file with the SEC under the Exchange Act, and shall use its best efforts to have cleared by the SEC, a proxy statement (the "Roadmaster Proxy Statement"), with respect to the approval of the Roadmaster's stockholders referred to above. Roadmaster shall comply with all applicable requirements of "Blue Sky" and state securities laws in connection with the Exchanges and the issuance of the Exchange Shares prior to the Closing.

     (b) If required, Actava shall submit this Agreement and the transactions contemplated hereby for the approval of its shareholders and, subject to the fiduciary duties of the Board of Directors of Actava under applicable law, shall use its best efforts to obtain shareholder approval and adoption of this Agreement and the transactions contemplated hereby (the "Actava Shareholders' Approval"). Subject to the fiduciary duties of the Board of Directors of Actava under applicable law, Actava shall, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated by this Agreement. If Actava Shareholders' Approval is required, Actava shall file with the SEC under the Exchange Act, and shall use its best efforts to have cleared by the SEC, a proxy statement (the "Actava Proxy Statement"), with respect to the approval of the Actava's shareholders referred to above.

     Section 6.3 EXPENSES. Except as provided in Section 5.1(b) hereof as to Actava, Actava shall be responsible for all costs and expenses incurred by Actava and the Sports Subsidiaries in connection with this Agreement and Roadmaster shall be responsible for all costs and expenses incurred by Roadmaster in connection with this Agreement.

     Section 6.4 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate governmental or third party waivers, consents and approvals and SEC "no-action" letters, to effect all necessary registrations, filings and submissions (including, but not limited to, filings under the HSR Act and any other submissions requested by the Federal Trade Commission (the "FTC") or Department of Justice the ("DOJ")) and to lift any injunction or other legal bar to the Exchanges (and, in such case, to proceed with the Exchanges as expeditiously as possible).

     Section 6.5 STOCK EXCHANGE LISTING. Roadmaster shall use its reasonable best efforts to cause the listing of all shares of Roadmaster Common Stock and the Exchange Shares on the New York Stock Exchange (the "NYSE") prior to or simultaneous with the Closing.

     Section 6.6 INSURANCE COVERAGE. Roadmaster acknowledges and agrees that all of the insurance policies in force naming the Sport Subsidiaries, any of their subsidiaries or employees thereof as an insured or beneficiary or as a loss payee or for which the Sports Subsidiaries or any of their subsidiaries has paid or is obligated to pay all or part of the premiums shall be terminated as of the Closing. Roadmaster agrees that it will arrange to provide, effective as of the Closing, insurance coverage for the Sports Subsidiaries from responsible companies in such amounts and against such risks as Roadmaster and its subsidiaries maintain in the ordinary course of business.

     Section 6.7 RELEASES. Roadmaster agrees to use all reasonable efforts to take, or cause to be taken, all action and to do or cause to be done, all things necessary, proper or advisable to release Actava from any guaranty or assurance of any obligation (payment or performance) of the Sports Subsidiaries and their subsidiaries, including, without limitation, Actava's obligations under that certain (a) Support Agreement, dated as of April 29, 1993, between Actava and Sterling National Bank & Trust Company of New York (the "Support Agreement"),
(b) Guaranty (Arbitration), dated December 15, 1993, as amended, in favor of ITT Commercial Finance Corp. and The Provident Bank (the "ITT Guaranty"), (c) Limited Guaranty, dated October 13, 1992, in favor of First Union National Bank of North Carolina (the "1992 First Union Guaranty"); and (d) Guaranty, dated June 6, 1988, in favor of First Union National Bank of North Carolina (the "1988 First Union Guaranty"); provided, however, the parties agree that such actions on the part of Roadmaster to obtain the release of Actava from any such guaranty or assurance shall in no event include the contribution of cash to the Sports Subsidiaries by Roadmaster where such funds would be required to be used by the Sports Subsidiaries to satisfy their respective obligations to which any such Actava guaranty or assurance relates. Roadmaster shall indemnify and reimburse Actava for any and all claims, losses, liabilities, damages, costs (including court costs), and expenses (including reasonable attorneys and accountants'
fees) incurred by Actava, its successors or assigns, and their respective officers, employees, consultants and agents after the Closing as a result of any guaranty or assurance of any obligation (payment or performance) of the Sports Subsidiaries and their subsidiaries, including, without limitation, the ones specifically set forth herein; provided, however, Roadmaster's indemnity obligation set forth herein shall not apply to any liability or obligation required to be, but which was not disclosed on the schedules to this Agreement.

     Section 6.8 ADDITIONAL INCOME TAX MATTERS. (a) Each of the Sports Subsidiaries will continue to join, for all taxable periods of such Sports Subsidiaries ending on or before the Closing Date, as members of the Affiliated Group filing a consolidated federal income tax return for federal income tax purposes. Actava shall be responsible for preparing and filing such consolidated federal income tax returns to be filed on behalf of the Affiliated Group for such periods and shall timely pay or cause to be paid all federal income taxes shown as due on such tax returns. Roadmaster agrees that it shall provide (or shall cause its accountants and other representatives to provide) to Actava within three (3) months after the Closing Date, the information, including but not limited to internally prepared financial statements, tax work papers and records relating to the Sports Subsidiaries, that is reasonably necessary or related to Actava's preparation of the federal income tax returns of the Sports Subsidiaries for the taxable period ending on the Closing Date which will be included in the consolidated federal income tax return for the Affiliated Group for its taxable year beginning January 1, 1994 which will be filed by Actava (the "1994 Consolidated Return").

     (b) Each of the Sports Subsidiaries will file their respective state or local income or franchise tax returns based on the statutory filing requirements of the jurisdictions in which they have filing responsibilities including, but not limited to, filing on a combined, separate company or other statutory basis as required by the particular jurisdiction. The returns will be filed based on the statutorily defined tax period of the particular jurisdiction in which the filing occurs. Such tax returns may, for example, include the period January 1, 1994 to the Closing Date or may include the period January 1, 1994 to December 31, 1994 depending on the particular jurisdiction's requirements. The Sports Subsidiaries shall be responsible for preparing all their respective state or local income or franchise tax returns that have a tax period of January 1, 1994 to the Closing Date and shall timely pay or cause to be paid all state or local income or franchise taxes shown as due on such returns. The Sports Subsidiaries shall also be responsible for preparing all their respective state or local income or franchise tax returns that have a tax period of either the Closing Date to December 31, 1994 or January 1, 1994 to December 31, 1994 and shall timely pay or cause to be paid all state or local income or franchise taxes shown as due on such returns. If a jurisdiction has a short period filing requirement other than that described above, it is the intent of this Section 6.8(b) that the Sports Subsidiaries have all filing and payment responsibility for the tax returns for both the first and second such short periods. Actava agrees that it shall provide (or shall cause its accountants and other representatives to provide) to the Sports Subsidiaries within three (3) months after the Closing Date, the information, including but not limited to internally prepared financial statements, tax work papers and records relating to the operations of the Sports Subsidiaries for the period January 1, 1994 through the Closing Date, that is reasonably necessary or related to the Sports Subsidiaries' preparation of all the state or local income or franchise tax returns for which they have filing and payment responsibility pursuant to this Section 6.8(b). Notwithstanding anything to the contrary in this Section 6.8(b), for any taxable period ending on or before the Closing Date, Actava shall be responsible (and the Sports Subsidiaries shall not be responsible) for the payment of any state or local income or franchise taxes related to or arising out of business conducted by any Actava entity other than the Sports Subsidiaries and their subsidiaries.

     (c) Roadmaster shall indemnify and hold harmless Actava against, all Taxes with respect to the Sports Subsidiaries and their subsidiaries for any taxable period ending on or before the Closing Date; provided, however, Actava will indemnify and hold harmless Roadmaster and the Sports Subsidiaries against: (i) any and all liability for or with respect to federal income taxes for any taxable period ending on or before the Closing Date that is asserted against one or more of the Sports Subsidiaries by reason of it being severally liable for the entire federal income taxes of the Affiliated Group pursuant to Section 1.1502-6 of the Treasury Regulations; (ii) state or local income or franchise tax liability related to or arising out of business conducted by any Actava entity other than the Sports Subsidiaries and their subsidiaries for any taxable period ending on or before the Closing Date; and (iii) state or local income or franchise taxes of the Sports Subsidiaries for any taxable period ending on or before the Closing Date but only after there have been one or more Adjustments (as defined below) of such particular tax so that as adjusted, such particular state or local income or franchise tax plus any penalties and interest thereon (each such Adjustment plus the attributable penalties and interest being hereinafter referred to as an "Actava Adjustment Amount"), as reduced by the Tax Benefits (as defined and as calculated as set forth below) realized by the Sports Subsidiaries, Roadmaster and its other subsidiaries in connection with each such Adjustment in the manner described below, have exceeded on a cumulative basis, the amount of such particular state or local income or franchise tax to which each such Adjustment relates which has been accrued for and relates solely to the taxable periods ending on or before the Closing Date and which was reflected in the Sports Subsidiaries Financial Statements plus $250,000.00 (each such particular accrued tax reflected on such financial statements plus the single $250,000.00 amount, which applies on an aggregate basis to all such Actava Adjustment Amounts and not to each Actava Adjustment Amount, being hereinafter referred to as the "Actava Threshold"), all subject to the provisions set forth below in this Section 6.8(c) governing the provisions of the potential indemnity obligation created pursuant to this clause (iii).

     Roadmaster shall also indemnify and hold harmless Actava against: (X) all Taxes with respect to the Sports Subsidiaries and their subsidiaries for all taxable periods beginning after the Closing Date, and (Y) state or local income or franchise taxes of Roadmaster and its subsidiaries for any taxable period ending on or before the Closing Date but only after there have been one or more Adjustments of such particular tax so that adjusted, such particular state or local income or franchise tax plus any penalties and interest thereon (each such Adjustment plus the attributable penalties and interest being hereinafter referred to as a "Roadmaster Adjustment Amount"), as reduced by the Tax Benefits realized by Actava and its subsidiaries in connection with each such Adjustment in the manner described below, have exceeded on a cumulative basis, the amount of such particular state or local income or franchise tax which has been accrued for and relates solely to the taxable periods ending on or before the Closing Date and which was reflected in the Roadmaster Financial Statements plus $250,000.00 (each such particular accrued tax reflected on such financial statements plus the single $250,000.00 amount, which applies on an aggregate basis to such Roadmaster Adjustment Amounts and not to each such Roadmaster Adjustment Amount, being hereinafter referred to as the "Roadmaster Threshold"), all subject to the provisions set forth below in this Section 6.8(c) governing the provisions of the potential indemnity obligation created pursuant to this clause (Y). Except for the Roadmaster obligation described in clause (Y) above in the second sentence of this Section 6.8(c), any indemnity payable by Roadmaster to Actava pursuant to this Section 6.8(c) shall be paid within ten
(10) days after Actava's written request therefor, or if later, ten (10) days prior to the date the liability for Taxes upon which the indemnity is based is required to be satisfied by Actava. Except for the Actava indemnity obligation described in clauses (ii) and (iii) above in the first sentence of this Section 6.8(c), any indemnity payable by

Actava to Roadmaster pursuant to this Section 6.8(c) shall be paid within ten
(10) days after Roadmaster's written request therefor, or if later, ten (10) days prior to the date the liability for federal income taxes upon which the indemnity is based is required to be satisfied by the Sports Subsidiaries.

     To the extent that Roadmaster on the one hand, and Actava on the other hand, shall be required to make any indemnity payment to the other party pursuant to any of the provisions of this Section 6.8, all such indemnity payments shall be treated by the parties as non-taxable adjustments to the Exchanges; provided, that if, pursuant to a written opinion of independent counsel of recognized standing selected by the party receiving the indemnity payment and reasonably approved by the party making the indemnity payment, to the effect that such indemnity payment is required to be included in the taxable income of the party receiving the indemnity payment or its affiliates, then the amount of any such indemnity payment shall include a "gross-up" for any federal, state or local income or franchise taxes actually payable by the recipient of such indemnity payment as a result of the receipt or accrual of such indemnity payment (including such "gross-up"). Notwithstanding anything to the contrary in this Section 6.8(c), the parties hereto agree that the party who is entitled to receive any indemnity payment from another party pursuant to this Section 6.8(c) shall have the right, exercisable in its sole discretion, to waive its right to receive such indemnity payment in cash and also, solely in the case of any indemnity payment Actava is entitled to receive from Roadmaster pursuant to
Section 6.8(c), Actava shall have the right to instead require Roadmaster to satisfy such indemnity payment with Roadmaster Common Stock pursuant to the provisions of Section 6.13 hereof, by notice to the party required to make such payment.

     As discussed above in clause (iii) in the first sentence of this Section 6.8(c) and in clause (Y) in the second sentence of this Section 6.8(c), respectively, the parties hereto agree that in calculating the amounts that are credited against and thereby reduce the Actava Threshold and the Roadmaster Threshold that must be exhausted before either Actava or Roadmaster, as the case may be, have the obligation to make indemnity payments to each other under the above referenced provisions, each Actava Adjustment Amount and each Roadmaster Adjustment Amount shall be reduced by the dollar amount of any Tax Benefits (as defined and as calculated as set forth below) obtained in connection with such Adjustment by the party seeking to reduce the applicable threshold of the other party (hereinafter the "Indemnitee"). Each Actava Adjustment Amount or Roadmaster Adjustment Amount, as the case may be, as reduced by the applicable Tax Benefits realized by the Indemnitee shall be referred to hereinafter as the "After-Tax Adjustment Amount." If the Tax Benefits are realized by the Indemnitee in the same taxable period in which the Indemnitee seeks the reduction of the other party's threshold as a result of an Adjustment, then the Tax Benefits shall be taken into account by reducing each Actava Adjustment Amount or each Roadmaster Adjustment Amount, as the case may be, by the full dollar amount of the Tax Benefits in arriving at the After-Tax Adjustment Amount. If the Tax Benefits are not realized by the Indemnitee in the same taxable period in which Indemnitee seeks the reduction of the other party's threshold but instead are realized by the Indemnitee in one or more future taxable periods, then the reduction of each Actava Adjustment Amount or each Roadmaster Adjustment Amount, as the case may be, shall be the amount which is the present value of such Tax Benefits over the periods such Tax Benefits will be realized by the Indemnitee using a discount rate equal to the "prime rate" established by The Chase Manhattan Bank (National Association) from time to time in its sole discretion as its prime rate of interest. Further, with respect to the actual indemnity payments that shall be payable by either Actava or Roadmaster to the other party if the Actava Threshold or the Roadmaster Threshold is exceeded by one or more After-Tax Adjustment Amounts, Actava or Roadmaster, as the case may be, shall only make indemnity payments to the other party to the extent that one or more After-Tax Adjustment Amounts exceed the Actava Threshold or the Roadmaster Threshold, as the case may be (before considering any required "gross up" of such indemnity payment as discussed above).

     For purposes of this Section 6.8(c), the term "Tax Benefits" means any credits, deductions or other tax benefits for federal income tax purposes the Indemnitee is entitled to related to or arising out of an Actava Adjustment Amount or Roadmaster Adjustment Amount, as the case may be. Further, it shall be assumed that: (A) for purposes of calculating the dollar value of Tax Benefits to the Indemnitee, the federal income tax rate applicable to the Indemnitee is equal to 34%; (B) the Indemnitee would be able to utilize any Tax Benefits in the taxable period such Tax Benefits were originally anticipated to be available; and (C) the

Indemnitee will realize the benefit of any credit, deduction, or other tax benefit in the taxable period in which such credit deduction, or tax benefit could first have been properly reflected on Indemnitee's federal income tax return. For purposes of this Section 6.8(c), the term "Adjustment" means that an item of deduction, credit, income or other item on a consolidated, combined, unitary or separate tax return of the Sports Subsidiaries and their subsidiaries on one hand, and Roadmaster and its subsidiaries on the other hand, with respect to a particular state or local income or franchise tax, is adjusted as a result of or in settlement of any audit, other administrative proceeding or judicial proceeding or as a result of the filing of an amended tax return to reflect the consequences of any determination made in connection with any such audit or proceeding with respect to the applicable taxable periods. Any indemnity payments by Actava pursuant to clause (iii) in the first sentence above and by Roadmaster pursuant to clause (Y) in the second sentence above shall only be made after the procedures for the verification of the documentation and calculations described herein in this Section 6.8(c) have been completed. Each party shall promptly notify the other party of any notice or audit or other proceeding with respect to a potential Adjustment and shall include in such notice the pertinent facts surrounding such potential Adjustment and shall promptly provide the other party with copies of all correspondence with the taxing authority as well as all decision documents executed by the party and the taxing authority with respect to the final determination of any proposed Adjustment.

     Pursuant to the provisions of Sections 6.8(d) and (e), the party who would bear indemnity responsibility for each such Adjustment shall have the absolute right to control the proceedings relating to such Adjustment but shall share information relevant to the potential indemnity obligation with the other party. Whenever the Indemnitee proposes to reduce the Actava Threshold or the Roadmaster Threshold, as the case may be, as the result of an Adjustment, the Indemnitee shall provide the other party with all the necessary documentation and calculations of the Actava Adjustment Amount or Roadmaster Adjustment Amount, the applicable Tax Benefits and the present value of such Tax Benefits, if applicable, all of which must be determined in arriving at the After-Tax Adjustment Amount which the Indemnitee seeks to apply to reduce or to exceed the Actava Threshold or the Roadmaster Threshold, as the case may be. The parties shall endeavor to mutually agree on the calculations of the After-Tax Adjustment Amounts and the amounts comprising it which determine whether and to what extent either Actava or Roadmaster has an obligation to make indemnity payments to the other party hereunder with respect to Adjustments. All notices and other written communications pursuant to this Section 6.8(c) shall be made in the manner provided for in Section 9.3 hereof. Prior to the Closing Date the parties agree that Actava shall have the right to adjust the liabilities balances with respect to state and local income or franchise taxes to properly reflect such liabilities on the Sports Subsidiaries Interim Financial Statements and Roadmaster shall also have the right to adjust the liabilities balances with respect to state and local income or franchise taxes to properly reflect such liabilities on the Roadmaster Financial Statements.

     (d) The Sports Subsidiaries (and Roadmaster) shall have the right, in their sole discretion, to direct and control the handling of all tax matters relating to Taxes of the Sports Subsidiaries for the taxable periods ending before and after the Closing Date to the extent the Sports Subsidiaries are liable for such Taxes under this Agreement (and to the extent of Roadmaster's indemnity obligation in favor of Actava under Section 6.8(c)), including but not limited to the right to prosecute all administrative and judicial remedies, to settle all issues, to enter into closing agreements, and to execute consents or waivers extending the statute of limitations; Actava (and any successor or assign) shall grant such powers of attorney to the Sports Subsidiaries (and Roadmaster) and enter into such further documents as the Sports Subsidiaries (and Roadmaster) may in their reasonable judgment consider necessary or appropriate to enable the Sports Subsidiaries (and Roadmaster) to take all actions desired by the Sports Subsidiaries (and Roadmaster) in connection with any of the foregoing matters. Actava agrees that it shall not, nor shall it permit any other person, to waive the provisions of any statute of limitations as such provisions may apply to the assessment of income or franchise taxes for any taxable period ending on or before the Closing Date. If any governmental body or authority shall commence an examination, investigation, audit or other proceeding with respect to any Tax Return covering the operations of Actava (or any predecessor thereof) for taxable periods ending on or before the Closing Date, or shall give the Sports Subsidiaries (and Roadmaster) or Actava a notice of deficiency, or advise either of a proposed adjustment to income or franchise taxes, or assert any other claim or demand concerning a taxable period covered by such Tax Return, then the Sports Subsidiaries (and Roadmaster) or Actava shall promptly notify the other parties of such claim or demand.

     (e) Actava shall have the right, in its sole discretion, to direct and control the handling of all tax matters relating to: (A) the federal income taxes of the Affiliated Group for all taxable periods whether before or after the Closing Date such Affiliated Group has filed a consolidated federal income tax return, including without limitation the taxable periods one or more of the Sports Subsidiaries were members of such Affiliated Group filing a consolidated return; and (B) for state or local income or franchise taxes of the Sports Subsidiaries, for which Roadmaster and the Sports Subsidiaries may seek indemnity from Actava under Section 6.8(c) hereof (by virtue of clauses (i), (ii) and (iii) of the first sentence of Section 6.8(c) hereof) including but not limited to the right to prosecute all administrative and judicial remedies, to settle all issues, to enter into closing agreements, and to execute consents or waivers extending the statute of limitations.

     (f) All refunds of Taxes related to or arising out of business conducted by the Sports Subsidiaries and their subsidiaries (together with any interest thereon) received for or relating to any taxable period ending on or before the Closing Date, shall belong to and be kept by or promptly paid to Actava if after the Closing Date, such refund comes into the possession of Roadmaster, the Sports Subsidiaries or any of their subsidiaries.

     (g) Under Temporary Regulation ("Temp. Reg.") sec.1.197-1T, Actava may make an election to apply the provisions of Section 197 of the Code to all eligible
Section 197 intangibles acquired by it and all the members of its Affiliated Group after July 25, 1991, and on or before August 10, 1993 (hereinafter the "Retroactive Election" as such election is defined under Temp. Reg. sec.1.197-1T(a)) with respect to Actava's "election year" which, under Temp. Reg. sec.1.197-1T(b)(5), is Actava's taxable year ended December 31, 1993 ("Actava's Election Year"). Roadmaster acknowledges and agrees that Actava shall only make the Retroactive Election for Actava's Election Year if Actava determines in its sole discretion that making such Retroactive Election would not result, with respect to any of the taxable years impacted by such Retroactive Election, in any material adverse tax consequences to Actava, any of the Sports Subsidiaries (while members of Actava's Affiliated Group), or any of the other members of the Affiliated Group.

     (h) Actava on the one hand, and the Sports Subsidiaries on the other hand, shall provide each other with such assistance as may reasonably be requested by each of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the Taxes of the Sports Subsidiaries; provided, further, that Actava shall provide the Sports Subsidiaries (and Roadmaster) access to records and information with respect to the federal income taxes of the Affiliated Group to the extent such information (i) is reasonably necessary to the Sports Subsidiaries' preparation of its Tax Returns, and (ii) relates to Taxes of the Sports Subsidiaries for which they are liable under this Agreement (and for which Roadmaster has an indemnity obligation pursuant to Section 6.8(c) hereof). Actava, the Sports Subsidiaries (and their subsidiaries) and Roadmaster agree that they will each file their respective Tax Returns on the basis that each of the Exchanges qualifies as a "reorganization" under Section 368(a)(1)(B) of the Code.

     (i) Upon consummation of the Exchanges, each of the Sports Subsidiaries will cease to be members of the Actava Affiliated Group. Roadmaster and Actava agree that to the extent that Actava or the Sports Subsidiaries (and their subsidiaries) are eligible to make Tax elections that (A) impact the federal income tax liability of Actava on the Affiliated Group's consolidated federal income tax returns including without limitation, the 1994 Consolidated Return or
(B) otherwise affect the Taxes of the Sports Subsidiaries and their subsidiaries for taxable periods ending on or before the Closing Date, Actava shall, except as otherwise provided in this Agreement, have the right in its sole discretion to make or not make all such elections.

     Section 6.9 INTERCOMPANY ACCOUNTS. (a) Notwithstanding Section 5.1 hereof, the parties hereto agree that prior to the Closing Date, each of the Sports Subsidiaries shall authorize, declare and pay an in-kind dividend to Actava in an amount equal to and the form of the then outstanding intercompany loans made by such Sports Subsidiary to Actava.

     (b) The parties hereto agree that Actava shall calculate and charge to each Sports Subsidiary an administrative service fee for the period from January 1, 1994 through the Closing Date. Such administrative service fee shall be calculated in a manner consistent with prior years and shall be accrued by each Sports Subsidiary.

     (c) The parties hereto agree that in no event shall Actava pay any cash to the Sports Subsidiaries (or Roadmaster) at any time to compensate the Sports Subsidiaries (or Roadmaster) for Actava's realization of any tax benefit with respect to the Taxes of the Sports Subsidiaries.

     (d) The parties further agree that other than amounts previously billed the Sports Subsidiaries by Actava prior to the execution of this Agreement, Actava shall not further bill the Sports Subsidiaries for their estimated respective shares of the consolidated federal tax liability of the Affiliated Group for the taxable year beginning January 1, 1994.

     (e) Actava agrees it shall contribute to the capital of the respective Sports Subsidiaries on or prior to the Closing Date the outstanding intercompany payable amounts previously billed by Actava to the Sports Subsidiaries with respect to consolidated federal income taxes and with respect to administrative service fees. The parties agree that all other outstanding intercompany payable amounts previously billed by Actava to the Sports Subsidiaries (whether billed before or after the date hereof) shall be paid to Actava on the Closing Date or if later, in the normal course of business. Actava and the Sports Subsidiaries agree that such intercompany amounts shall be the result of arms-length transactions. By way of description only, such amounts as of July 1, 1994 are as set forth on Schedule 6.9(e).

     Section 6.10  EMPLOYEE BENEFITS MATTERS.  (a) Certain Post-Retirement
Benefits.

          (i) Provision of Benefits. As of the date of execution of this Agreement, the parties hereto have not reached agreement as to the provision of Post-Retirement Benefits (if any) to employees and former employees (and their dependents) of the Sports Subsidiaries on and after the Closing Date, but the parties intend that such an agreement shall be reached after the date of execution of this Agreement and prior to the Closing Date, and shall continue their negotiations in good faith following the execution of this Agreement. Notwithstanding whether such an agreement is reached by the parties, the parties intend to consummate the Exchanges and agree that Actava and/or the Sports Subsidiaries may amend or terminate the provision of Post-Retirement Benefits provided under their respectively sponsored plans at any time and for any reason, whether prior to, on or after the Closing Date.

          (ii) Indemnification. Notwithstanding whether the parties agree as provided in paragraph (i) above, Roadmaster and, after the Closing Date, the Sports Subsidiaries, shall, jointly and severally, indemnify and hold harmless Actava, the assigns, employees, agents, representatives, and successors of Actava, each and every Actava Plan, and the agents, employees, servants, independent contractors, attorneys, representatives, actuaries, accountants, fiduciaries, administrators, administrative committee(s) or other committee(s), and trustees of, or associated with, each and every Actava Plan from any and all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys', actuaries' and accountants' fees) which arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on, (x) the cost and expense of providing former employees of the Sports Subsidiaries (or their dependents) with Post-Retirement Benefits, and (y) the liability to provide employees (or their dependents) of a Sports Subsidiary with Post-Retirement Benefits; provided, however, no such right to indemnification shall exist with respect to Post-Retirement Benefits which are required to be provided to such individuals under Code sec.4980B and/or Part 6 of Title I of ERISA. If Post-Retirement Benefits cease to be provided to employees or former employees (or their dependents) of the Sports Subsidiaries prior to the Closing Date due to actions taken by Actava or the Sports Subsidiaries, or if Roadmaster requests Actava or the Sports Subsidiaries to cease providing Post-Retirement Benefits to employees or former employees (or their dependents) of the Sports Subsidiaries prior to the Closing Date, the indemnification of the preceding sentence shall not, in the aggregate, exceed the sum of the Post-Retirement Benefit Liability of each Sports Subsidiary determined immediately prior to the effective date of such cessation of Post-Retirement Benefits or, in the case of a request for cessation by Roadmaster where cessation is not effectuated, as of the Closing Date.

          (iii) Definitions. For purposes of this subsection (a), the following terms shall have the following meanings:

             a) "Actava Plan" shall mean an employee welfare benefit plan (as defined in ERISA sec.3(1)) sponsored and maintained by Actava providing medical, dental, vision or death benefits to employees and/or former employees (and/or their dependents).

             b) "DP Plan" shall mean an employee welfare benefit plan (as defined in ERISA sec.3(1)) sponsored and maintained by Actava providing medical, dental, vision or death benefits to employees and/or former employees (and/or their dependents).

             c) "Post-Retirement Benefit Liability" shall mean, with respect to a Sports Subsidiary, the liability as shown on the accounting books and records of such Sports Subsidiary for Post-Retirement Benefits in accordance with the requirements of Financial Accounting Standard 106 promulgated by the Financial Accounting Standards Board, with such liability determined for such Sports Subsidiary as of the date which is immediately prior to the date on which the appropriate plan which would have the liability for providing Post-Retirement Benefits for such Sports Subsidiary (the Actava Plan or the DP Plan, as applicable) is amended as described in subparagraph (a) of paragraph (i) above.

             d) "Post-Retirement Benefits" shall mean medical, dental, vision or life insurance benefits provided to an employee (or his or her dependents) after termination of the employee's employment.

     (b) Division of COBRA Responsibilities.

          (i) COBRA Responsibilities Under Actava Health Plan. With respect to any qualified beneficiary covered under the Fuqua Industries, Inc. and Affiliated Companies Health Plan (the "Actava Health Plan"), the Actava Health Plan shall be responsible for the provision of any continuation coverage required under Code sec.4980B and/or Part 6 of Title I of ERISA due to the occurrence of a qualifying event with respect to such qualified beneficiary while such qualified beneficiary was covered under the Actava Health Plan.

          (ii) COBRA Responsibilities Under DP Plan. With respect to any qualified beneficiary covered under the Diversified Products Corporation Medical Plan (the "DP Health Plan"), the DP Health Plan shall be responsible for the provision of any continuation coverage required under Code sec.4980B and/or Part 6 of Title I of ERISA due to the occurrence of a qualifying event with respect to such qualified beneficiary while such qualified beneficiary was covered under the DP Health Plan.

          (iii) Definitions. For purposes of this subsection (b), the terms "qualified beneficiary," "qualifying event," and "continuation coverage" shall have the meanings specified in Code sec.4980B and/or Part 6 of Title I of ERISA.

     (c) Participation in Certain Plans.

          (i) Actava Sponsored Plans. On or prior to the Closing Date, each of the Sports Subsidiaries shall cease participation in, and shall (after the payment of any contributions due) cease making contributions to, all employee benefit plans (as defined in ERISA sec.3(3)) which are sponsored by Actava or an ERISA Affiliate of Actava other than the Sports Subsidiaries, except for the participation of NWR and Willow in The Actava Group, Inc. Sports Group Profit Sharing Plan Profit Sharing Plan. Employees of the Sports Subsidiaries participating in such employee benefit plans shall cease active participation in, or coverage under, such plans simultaneously with the cessation of participation by their employing Sports Subsidiary; to the extent that such plans do not provide for such cessation of participation or coverage at that time without the necessity of an amendment to such plans, such plans shall be amended to so provide. Any vested accrued or other benefits under such plans shall be paid to such employees in accordance with the terms and provisions of such plans. Roadmaster shall take whatever measures are necessary to ensure that all employees of the Sports Subsidiaries presently participating in any health care plan sponsored, maintained or contributed to by the Sports Subsidiaries shall be able to participate (without preexisting condition limitations) as of the Closing date in a group health care plan sponsored by Roadmaster or an affiliate of Roadmaster which is subject to
     Part 6 of Title I of ERISA.

          (ii) Sports Subsidiary Plans. On or prior to the Closing Date, Actava and all ERISA Affiliates of Actava other than the Sports Subsidiaries shall cease participation in, and shall (after the payment of any contributions due) cease making contributions to, all employee benefit plans (as defined in ERISA sec.3(3)) which are sponsored by a Sports Subsidiary. Employees of Actava or any ERISA Affiliate of Actava participating in such employee benefit plans shall cease active participation in, or coverage under, such plans simultaneously with the cessation of participation by their employer; to the extent that such plans do not provide for such cessation of participation or coverage at that time without the necessity of an amendment to such plans, such plans shall be amended to so provide. Any vested accrued or other benefits under such plans shall be paid to such employees in accordance with the terms and provisions of such plans. All employees of Actava or any ERISA Affiliate of Actava other than the Sports Subsidiaries shall become fully vested in their accrued benefits under the Diversified Products Corporation Profit Sharing/401(k) Plan as of the Closing Date.

          (iii) Transfer of Sponsorship. As of the Closing Date, Roadmaster (or an ERISA Affiliate thereof) shall assume the sponsorship of The Actava Group, Inc. Sports Group Profit Sharing Plan, whether or not Roadmaster (or such ERISA Affiliate) participates in such plan, and NWR and Willow shall continue their participation in such plan as of the Closing Date. The parties to this Agreement agree to take all actions necessary to effectuate such transfer of sponsorship.

          (iv) Definitions. For purposes of this subsection (c), the term ERISA Affiliate shall, with respect to an entity, mean each other employer which would be required to be aggregated with such entity under the provisions of Code sec.414(b), (c), (m) or (o).

     Section 6.11 FINANCIAL STATEMENTS. Prior to the Closing, Actava shall deliver to Roadmaster (a) an audited income statement for the fiscal year ended December 31, 1991 for each Sport Subsidiary (other than DP) and (b) an audited balance sheet of DP as of June 7, 1993 and the related audited statements of income, retained earnings and cash flows for the year then ended. The financial statements delivered pursuant to this Section 6.11 shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto).

     Section 6.12 PRODUCTS LIABILITY. (a) Actava shall indemnify Roadmaster for:

          (i) any losses, liabilities, damages, costs (including court costs), and expenses (including reasonable attorneys and accountants' fees) incurred by Hutch, NWR or Willow as a result of any products liability claim against Hutch, NWR or Willow by consumers with respect to injuries caused by alleged defects in products of Hutch, NWR or Willow and which occurred on or prior to the Closing Date; and

          (ii) any losses, liabilities, damages, costs (including court costs), and expenses (including reasonable attorneys and accountants' fees) in excess of $3,250,000 incurred by DP as a result of any products liability claim against DP by consumers with respect to injuries caused by alleged defects in products manufactured by DP on or prior to the Closing Date.

     (b) Roadmaster shall notify Actava, in writing and as soon as practicable, of any product liability claim for which it is entitled to indemnity pursuant to
Section 6.12(a), specifying in reasonable detail the nature of such claim and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. Roadmaster shall provide to Actava as promptly as practicable thereafter such information and documentation as may be reasonably requested by Actava to support and verify such claim.

     (c) Actava shall have the absolute right to manage and control the defense, and all communications or proceedings related to such defense, of any products liability claim for which Actava would be liable pursuant to Section 6.12(a), including, without limitation, the right to manage and prosecute all administrative and judicial remedies, settle all issues, enter into settlement agreements, discontinue sales and distribution of, or recall, any such allegedly defective products, and to execute consents or waivers extending the statue of limitation with respect to any such claim. Roadmaster shall, and shall cause its subsidiaries to, fully cooperate with Actava in the defense of any such claim and shall, and shall cause its subsidiaries to, furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. Actava shall be subrogated to all rights and remedies of Roadmaster or its subsidiaries with respect to any such claim.

     (d) Failure by Roadmaster or any of its subsidiaries to comply with any of their obligations set forth in this Section 6.12 with respect to a products liability claim for which Roadmaster is entitled to be indemnified against pursuant to Section 6.12(a) shall release Actava from its obligation to indemnify hereunder to the extent that Actava is prejudiced by any such failure.

     Section 6.13  SATISFACTION OF INDEMNITY WITH ROADMASTER COMMON
STOCK. Notwithstanding anything to the contrary in this Agreement, the parties agree that if Actava shall be entitled to any indemnity payment from Roadmaster pursuant to the terms of this Agreement, including, without limitation, Section 6.8(c) hereof, Actava shall have the right exercisable in its sole discretion to elect, by written notice to Roadmaster, to require Roadmaster to satisfy such indemnity payment with Roadmaster Common Stock in lieu of paying cash. If such election is made by Actava, Roadmaster shall substitute for the cash indemnity payment an equal fair market value amount of consideration in the form of shares of Roadmaster Common Stock. For purposes hereof, the value of the Roadmaster Common Stock to be issued in substitution for the cash indemnity payment shall be the average of the last sale price for the Roadmaster Common Stock as reported on the AMEX or the NYSE, as the case may be, for the five (5) consecutive trading days immediately prior to the date on which it is determined under this Agreement that Actava is entitled to receive a cash indemnity payment.

     Section 6.14 CERTAIN ENVIRONMENTAL MATTERS. Prior to the Closing, DP shall (i) form a wholly owned subsidiary ("Newco"), (ii) contribute to Newco title to that certain parcel of real property described on Schedule 6.14 (the "Orbitron Materials Storage Parcel"), along with any permits, licenses and other authorizations held by DP under federal, state and local laws relating to pollution or protection of the environment related to the Orbitron Materials Storage Parcel, and (iii) declare and pay to Actava an in-kind dividend of all the outstanding capital stock of Newco.

                                  ARTICLE VII

                                   CONDITIONS

     Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE EXCHANGES. The respective obligations of each party to effect the Exchanges shall be subject to the fulfillment at or prior to the Closing (as provided herein) of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Roadmaster and, if required, by the shareholders of Actava.

          (b) The Exchange Shares shall have been approved for listing on the NYSE or AMEX subject to notice of issuance.

          (c) The waiting period applicable to the consummation of the Exchanges under the HSR Act shall have expired or been terminated.

          (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Exchanges shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

          (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Exchanges.

          (f) All governmental consents, orders and approvals legally required for the consummation of the Exchanges and the transactions contemplated hereby, including, without limitation, approval (if required) by the FTC, the DOJ and the SEC, shall have been obtained and be in effect at the Closing.

          (g) Actava, the Sports Subsidiaries or Roadmaster, as the case may be, shall have received consents or waivers, or any necessary amendments, from any parties to the agreements listed on Schedules 2.2(b), 3.4(b) and 4.4(b), in each case where the Exchanges, in the absence of or failure in obtaining such consent, waiver or amendment, would result in a material adverse effect on the business, condition (financial or other) or results of operations of Actava, the Sports Subsidiaries or Roadmaster, as the case may be, and their respective subsidiaries, taken as a whole.

     Section 7.2  CONDITIONS TO OBLIGATION OF ACTAVA TO EFFECT THE
EXCHANGES. Unless waived by Actava, the obligation of Actava to effect the Exchanges shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) Roadmaster shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing, and the representations and warranties of Roadmaster contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) (except in the case of representations and warranties expressly made solely with reference to a particular date) the Closing Date, and Actava shall have received a certificate of the President or a Vice President of Roadmaster to that effect.

          (b) Actava shall have received an opinion from Smith, Gambrell & Russell, counsel to Roadmaster, dated the Closing Date, substantially in the form set forth as Exhibit A hereto.

          (c) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, condition (financial or other) or results of operations of Roadmaster and its subsidiaries, taken as a whole, including, without limitation, any change or development with respect to matters disclosed to Actava or the Sports Subsidiaries on the schedules to this Agreement or otherwise.

          (d) Roadmaster shall have executed and delivered a Registration Rights Agreement substantially in the form set forth as Exhibit B hereto.

          (e) Roadmaster, Henry Fong and Edward E. Shake shall have executed and delivered a Shareholders Agreement substantially in the form of Exhibit C hereto (the "Shareholders Agreement").

          (f) Roadmaster shall have executed and delivered to Actava an unconditional guaranty, in form reasonably satisfactory to Actava, of that certain Promissory Note executed by DP as of July 1, 1994, in favor of JCJ, Inc. (the "DP Note").

          (g) Four designees of Actava shall have been elected to the Roadmaster Board of Directors.

          (h) Henry Fong shall have entered into an Employment Agreement with Roadmaster substantially in the form set forth as Exhibit D and Edward E. Shake shall have entered into an Employment Agreement with Roadmaster containing the terms set forth on Exhibit E.

          (i) Actava shall have been released from any guaranty or assurance of any obligation (payment or performance) of the Sports Subsidiaries and their subsidiaries, including, without limitation, the Support Agreement, the ITT Guaranty, the 1988 First Union Guaranty, and the 1992 First Union Guaranty.

          (j) Actava shall have received certificates of insurance or other evidence reasonably satisfactory to Actava that Roadmaster has satisfied its obligation to supply the insurance coverage as required in Section 6.6.

          (k) The Restated Certificate of Incorporation of Roadmaster set forth as Exhibit F and the Amended and Restated By-laws of Roadmaster set forth as Exhibit G shall have been authorized, approved and be in full force and effect.

          (l) Roadmaster shall have executed and delivered an Environmental Indemnity Agreement substantially in the form set forth as Exhibit H (the "Environmental Indemnity Agreement").

     Section 7.3 CONDITIONS TO OBLIGATIONS OF ROADMASTER TO EFFECT THE EXCHANGES. Unless waived by Roadmaster, the obligations of Roadmaster to effect the Exchanges shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) Actava and the Sports Subsidiaries shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of Actava and the Sports Subsidiaries contained in this Agreement shall be true and correct in all material respects on and as of
     (i) the date made and (ii) (except in the case of representations and warranties expressly made solely with reference to a particular date) the Closing Date, and Roadmaster shall have received a Certificate of the President or of a Vice President of Actava and each of the Sports Subsidiaries to that effect.

          (b) Roadmaster shall have received an opinion from Long, Aldridge & Norman, counsel to Actava, dated the Closing Date, substantially in the form set forth as Exhibit I hereto.

          (c) Roadmaster shall have received the opinion of Jeffries & Company, Inc. to the effect that the Exchanges are fair from a financial point of view to Roadmaster and its shareholders.

          (d) Since the date hereof, (i) there shall have been no changes that constitute, and (ii) no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, condition (financial or other) or results of operations of the Sports Subsidiaries and their subsidiaries, taken as a whole, including, without limitation, any change or development with respect to matters disclosed to Roadmaster on the schedules to this Agreement or otherwise.

          (e) Actava shall have executed and delivered the Shareholders
     Agreement.

          (f) The liens, claims, encumbrances, security interests, equities, charges and options on the Sports Subsidiaries Stock which are set forth on
     Schedule 2.3 shall have been terminated or released.

          (g) Roadmaster shall have received a certificate from JCJ, Inc. stating that as of the Closing Date, to JCJ, Inc.'s knowledge, no Event of Default (as defined in the DP Note) exists under the DP Note.

          (h) Actava and DP shall have executed and delivered the Environmental Indemnity Agreement.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of Roadmaster and, if required, Actava:

          (a) by mutual consent of Roadmaster and Actava.

          (b) by either Roadmaster or Actava, so long as such party has not breached its obligations hereunder (except for such breaches as are clearly immaterial), after December 31, 1994, if the Exchanges shall not have been consummated on or before December 31, 1994 (the "Termination Date").

          (c) unilaterally by Roadmaster or Actava (i) if the other fails to perform any covenant in any material respect in this Agreement, and does not cure the failure in all material respects within 30 business days after the terminating party delivers written notice of the alleged failure or
     (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date.

     Section 8.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Roadmaster or Actava, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of Actava, the Sports Subsidiaries, Roadmaster or their subsidiaries (except as set forth in this Section 8.2(a) and in Sections 5.4 and 6.3 which shall survive the termination). Nothing in this
Section 8.2(a) shall relieve any party from liability for any breach of this Agreement.

     (b) In the event that (i) either Actava or Roadmaster, in breach of this Agreement, refuses to consummate the Exchanges as provided herein or (ii) either Actava or Roadmaster is unable to consummate the Exchanges as a result of the failure of such party to obtain the approval its shareholders, and in the event such breach or failure to obtain shareholder approval is the result of Actava or Roadmaster's decision to pursue, or recommendation to its shareholders of, an alternative transaction with a third party (an "Alternative Transaction"), then such party that has refused or is unable to consummate the Exchanges as a result of an Alternative Transaction shall pay to the other party a fee of $1,500,000 (the "Break-up Fee"). The payment of the Break-up Fee by either party shall constitute liquidated damages (it being acknowledged and agreed by both parties that the other's damages in such event will be difficult to ascertain and that the Break-up Fee is a reasonable and appropriate estimate of such damages) and upon the payment of the Break-up Fee this Agreement shall terminate and forthwith become void and there shall be no further right, liability or obligation on the part of Actava, the Sport Subsidiaries, Roadmaster or their subsidiaries (except as set forth in this Section 8.2(b) and in Sections 5.4 and 6.3 which shall survive the termination).

     Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Exchanges by the shareholders of Roadmaster or, if required, Actava, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 WAIVER. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.1 SURVIVAL. All representations and warranties in this Agreement shall not survive the Closing. The covenants and agreements in this Agreement shall survive the Closing until such covenants and agreements have been performed.

     Section 9.2 BROKERS. Actava represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Actava. Roadmaster represents and warrants that, except for the fees described on Schedule 9.2, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Roadmaster.

     Section 9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent

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

via overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to Roadmaster:

          Roadmaster Industries, Inc.
          7315 East Peakview Avenue
          Englewood, Colorado 80111
          Attention: Mr. Henry Fong

          with copies to:

          Smith, Gambrell & Russell
          1230 Peachtree Street, N.E.
          Atlanta, Georgia 30309
          Attention: David J. Harris, Esq.

          (b) If to Actava or the Sports Subsidiaries, to:

          The Actava Group Inc.
          4900 Georgia-Pacific Center
          133 Peachtree Street
          Atlanta, Georgia 30303
          Attention: Walter M. Grant, Esq.

          with a copy to:

          Long, Aldridge & Norman
          One Peachtree Center
          Suite 5300
          303 Peachtree Street
          Atlanta, Georgia 30308
          Attention: Clay C. Long, Esq.

     Section 9.4 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.5 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof including, without limitation, that certain letter of intent, dated May 31, 1994, between Actava and Roadmaster and the confidentiality agreements, dated May 5, 1994, between Actava and Roadmaster; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     Section 9.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.8 SCHEDULES. The parties acknowledge and agree that the disclosure on certain schedules may be overinclusive, taking into consideration the materiality standard that may be contained in the representation and warranty with respect to such schedule, and the fact that any item or matter is disclosed on a schedule shall not be deemed to set or establish a different standard of materiality than the one set forth in such representation and warranty.

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

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          ROADMASTER INDUSTRIES, INC.

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

                                          THE ACTAVA GROUP INC.

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

                                          DIVERSIFIED PRODUCTS CORPORATION

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

                                          HUTCH SPORTS USA, INC.

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

                                          NELSON/WEATHER-RITE, INC.

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

                                          WILLOW HOSIERY COMPANY, INC.

                                          By:

                                          --------------------------------------

                                          Its:

                                          --------------------------------------

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